SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005
(May 11, 2005)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee (State of Incorporation)	1-3083 (Commission File No.)	62-0211340 (IRS Employer I.D. No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (615) 367-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 11, 2005, Genesco Inc. issued a press release announcing net sales and comparable store sales and reaffirming previously announced earnings guidance for the first quarter ended April 30, 2005. The Company also announced that it had reached an agreement in principle to settle a previously announced California class action, subject to negotiation of a definitive settlement agreement, class certification, court approval, and other conditions. Charges related to the settlement totaling approximately $1.6 million after taxes are expected to be reflected in results for the quarter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 11, 2005, Genesco Inc. issued a press release announcing net sales and comparable store sales and reaffirming previously announced earnings guidance for the first quarter ended April 30, 2005. The Company also announced that it had reached an agreement in principle to settle a previously announced California class action, subject to negotiation of a definitive settlement agreement, class certification, court approval, and other conditions. Charges related to the settlement totaling approximately $1.6 million after taxes are expected to be reflected in results for the quarter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

      The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release, dated May 11, 2005, issued by Genesco Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: May 11, 2005	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated May 11, 2005

4